UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
October 29, 2020 (October 28, 2020)

National Instruments Corporation
(Exact Name of Registrant as Specified in Its Charter)

000-25426
(Commission File Number)
Delaware	74-1871327
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

11500 North Mopac Expressway
Austin, Texas78759
(Address of principal executive offices, including zip code)
 (512) 683-0100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the press release of National Instruments Corporation ("NI"), dated October 29, 2020, regarding the unaudited financial results for NI’s third fiscal quarter ended September 30, 2020.
The information in the press release attached hereto as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 2.05	Costs Associated with Exit or Disposal Activities

On October 29, 2020, NI announced a workforce reduction plan (the “Plan”) intended to accelerate its growth strategy and further optimize its operations and cost structure. The Plan is expected to reduce NI’s worldwide headcount by approximately 9% over the next 9-12 months. NI expects to finalize the Plan and complete the majority of relevant communications related to the Plan during the fourth quarter of 2020.
In connection with the Plan, NI currently estimates that it will recognize pre-tax charges to its GAAP financial results of approximately $22 million to $28 million, consisting primarily of cash termination benefits and other employee-related costs that will be paid over the next 9-12 months. NI anticipates that the majority of these charges will be recognized during the fourth quarter of 2020, with the remaining amount expected to be recognized during 2021.
This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the size of the restructuring and the amount and timing of the related charges. Statements regarding future events are based on NI’s current expectations and are necessarily subject to associated risks related to the completion of the restructuring in the manner anticipated by NI. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: NI’s ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges. For information regarding other factors that could cause NI’s results to vary from expectations, please see the “Risk Factors” section of NI’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. NI undertakes no obligation to revise or update publicly any forward-looking statements.
Item 8.01	Other Events

On October 28, 2020, the Board of Directors of NI declared a dividend of $0.26 per share payable on December 7, 2020, to stockholders of record at the close of business on November 16, 2020.  A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits

 (d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 29, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Vice President, General Counsel and Secretary

Date:  October 29, 2020